Exhibit 99.2

Other recent developments

“We,” “us,” “our,” the “Company,” “Tradeweb” and similar references refer to Tradeweb Markets Inc., and, unless otherwise stated or the context otherwise requires, TWM LLC and all of its subsidiaries and any predecessor entities. The 2019 Form 10-K refers to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended.

COVID-19

Since the onset of the COVID-19 pandemic, we have been focused on keeping our employees safe, helping our clients stay connected, and ensuring our markets operate efficiently through this period of unprecedented market volatility. We have implemented a series of measures to protect the health and safety of our employees, and by mid-March 2020, nearly all of our employees around the world were working remotely.

In light of the unprecedented market volatility and significant economic disruption that has arisen in the wake of the pandemic, we have worked closely with our clients to provide flexible and secure access to our platforms, and to ensure that we would be a stable and resilient partner across multiple asset classes — so they can reliably manage their core cash and derivatives needs in the diverse markets we serve, even as their own businesses may face disruptions. Our employees and clients together have adapted to working remotely and we have helped our clients navigate the market volatility through multi-asset class and multi-protocol electronic offerings. We believe the strong volumes we experienced on our platforms in March 2020 are reflective of these factors.

The global spread of the COVID-19 pandemic is complex and rapidly-evolving, with authorities around the world implementing numerous measures to try to contain the coronavirus, such as travel bans and restrictions, social distancing, quarantines, shelter in place, stay at home or lockdown orders and business limitations and shutdowns. While our expectation is to return to our offices when it is safe to do so, we remain confident that we can continue to maintain business continuity, serve our clients and provide efficient execution in a virtual environment as necessary. In addition, we believe that we have sufficient liquidity and flexibility to operate during any future disruptions caused by COVID-19.

We currently expect any future disruptive impact of COVID-19 on our business to be temporary and are determined to continue to minimize such impact. Although we have implemented risk management and contingency plans and taken preventive measures and other precautions, our efforts to mitigate the effects of any disruptions may prove to be inadequate. Due to the uncertainty of the duration and severity of COVID-19, the speed with which this pandemic is developing, the uncertainty as to what governmental measures may yet be taken in response to the pandemic and the unpredictable effect on our business, our employees and our clients, we are not able to reasonably estimate the extent of any potential impact of COVID-19 on our financial condition or results of operations at this time, but the impact could potentially be material. Even after the COVID-19 outbreak has subsided, we may continue to experience impacts to our business as a result of the coronavirus’ global economic impact and any recession that has occurred or may occur in the future. Further, as the COVID-19 situation is unprecedented and continuously evolving, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or in a manner that we currently do not consider to present significant risks to our operations.

As the COVID-19 pandemic continues, it may also have the effect of heightening many of the risks described in “Risk Factors” in our documents on file with or furnished to the SEC, including, but not limited to, those relating to changes in economic, political, social and market conditions and the impact of these changes on trading volumes; consolidation and concentration in the financial services industry; our dependence on dealer clients; systems failures, interruptions, delays in services, cybersecurity incidents, unforeseen or catastrophic events and any resulting interruptions; our international operations; and our dependence on our senior management team and other qualified personnel.

IDC Matter

As disclosed most recently in our 2019 Form 10-K, IDC Financial Publishing, Inc. (“IDC”) filed a lawsuit in the United States District Court for the Eastern District of Wisconsin captioned IDC Financial Publishing Inc. v. BondDesk Group LLC, et al. Claims were asserted against the Company and against Fidelity Global Brokerage Group, Inc., Fidelity Brokerage Services, LLC, and National Financial Services, LLC (collectively, “Fidelity”) relating to the distribution of IDC’s financial strength ratings over the Company’s trading platform to Fidelity, its registered investment advisors and Fidelity’s correspondent banks. Following extensive pre-trial proceedings that resulted in certain of IDC’s claims being dismissed by the court, the parties entered into a settlement agreement in which all remaining claims and counterclaims in the lawsuit were settled without any material impact to the Company’s financial condition or results of operations, and the matter has been dismissed with prejudice.

Dividend

On February 11, 2020, the board of directors of Tradeweb Markets Inc. declared a cash dividend of $0.08 per share of Class A common stock and Class B common stock for the first quarter of 2020. This dividend was paid on March 16, 2020 in an aggregate amount of $13.4 million.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained herein are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained herein. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained herein, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make herein speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date hereof.